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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Kaufman and Broad Home Corporation to be filed on or about December 5, 1997 and to the incorporation by reference therein of our report dated January 3, 1997, with respect to the consolidated financial statements of Kaufman and Broad Home Corporation included in its Annual Report (Form 10-K) for the year ended November 30, 1996, filed with the Securities and Exchange Commission.




                                        /s/  ERNST & YOUNG LLP




Los Angeles, California
December 4, 1997